UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 5, 2022

SL GREEN REALTY CORP.
(Exact name of registrant as specified in its charter)

Maryland
(State of Incorporation)

1-13199	13-3956775
(Commission File Number)	(I.R.S. employer identification number)

One Vanderbilt Avenue		10017
New York,	New York	(Zip Code)
(Address of principal executive offices)

(212) 594-2700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[☐] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Registrant	Trading Symbol	Title of Each Class	Name of Each Exchange on Which Registered
SL Green Realty Corp.	SLG	Common Stock, $0.01 par value	New York Stock Exchange
SL Green Realty Corp.	SLG.PRI	6.500% Series I Cumulative Redeemable Preferred Stock, $0.01 par value	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     [☐]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [ ]

Item 7.01.    Regulation FD Disclosure

Members of senior management of SL Green Realty Corp. (the “Company”) will make a presentation during the Company's 2022 Annual Investor Conference on Monday, December 5, 2022 (the “Investor Conference”). At the Investor Conference, the Company will provide its earnings guidance for the year ended December 31, 2023 of net loss per share of ($1.27) to ($0.97), and Funds From Operations (“FFO”) per share of $5.30 to $5.60. In addition, the Company will affirm its previously announced earnings guidance for the year ending December 31, 2022 of FFO per share of $6.70 to $7.00.

The presentation will be available online via webcast on our corporate website at www.slgreen.com under the “Investors - Presentations & Webcasts” section. An audio replay and a copy of the presentation will be available on our corporate website following the Investor Conference.

The following table reconciles estimated net income per share (diluted) to FFO per share (diluted) for the years ending December 31, 2022 and 2023.

	Year Ending		Year Ending
	December 31,		December 31,
	2022	2022	2023	2023
Net income (loss) per share attributable to SL Green stockholders (diluted)	$0.38	$0.68	$(1.27)	$(0.97)
Add:
Depreciation and amortization	2.80	2.80	3.13	3.13
Joint ventures depreciation and noncontrolling interests adjustments	3.62	3.62	4.62	4.62
Net income (loss) attributable to noncontrolling interests	0.02	0.02	(0.03)	(0.03)
Depreciable real estate reserve	—	—	—	—
Less:
Gain on sale of real estate and discontinued operations, net	0.08	0.08	1.11	1.11
Equity in net gain on sale of interest in unconsolidated joint venture / real estate	—	—	—	—
Purchase price and other fair value adjustments	—	—	—	—
Depreciation on non-real estate assets	0.04	0.04	0.04	0.04
Funds From Operations per share attributable to SL Green common stockholders and noncontrolling interests (diluted)	$6.70	$7.00	$5.30	$5.60

The information being furnished pursuant to this “Item 7.01. Regulation FD Disclosure” shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing. This information will not be deemed an admission as to the materiality of such information that is required to be disclosed solely by Regulation FD.

Item 8.01.    Other Events

On December 5, 2022, the Company issued a press release announcing that its board of directors has reduced the annual ordinary dividend on the Company's common stock and units of its operating partnership by 12.9%, to $3.25 per share. The ordinary dividend will continue to be paid in cash on a monthly basis. The first monthly ordinary dividend of $0.2708 per share is payable on January 17, 2023, to stockholders of record at the close of business on December 30, 2022 (the "Record Date").

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference.

Item 9.01.    Financial Statements and Exhibits

(d)     Exhibits

99.1    Press release dated December 5, 2022
104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SL GREEN REALTY CORP.

/s/ Matthew J. DiLiberto
Matthew J. DiLiberto
Chief Financial Officer

Date: December 5, 2022